UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/13/2005

MAINSTREET BANKSHARES INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-86993

VA	54-1956616
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

730 East Church Street, Suite 30, P. O. Box 1224, Martinsville, VA 24114-1224
(Address of Principal Executive Offices, Including Zip Code)

276-632-8054
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

         On January 13, 2005, MainStreet BankShares, Inc., Smith River Community Bank, National Association (a wholly-owned bank subsidiary of MainStreet), and Argentum Capital Management, LLC entered into an Agreement pursuant to which MainStreet will sell, and Argentum or its assigns will purchase, all of the outstanding shares of the common stock of Smith River Bank for $6,500,000. Argentum will seek investors.

        MainStreet is a bank holding company headquartered in Martinsville, Virginia. MainStreet has two bank subsidiaries, Smith River Bank and Franklin Community Bank, National Association. Smith River Bank is a community bank headquartered in Martinsville, Virginia with branches in Stanleytown and Stuart, Virginia. As of December 31, 2004, Smith River Bank had approximately $60 million in total assets. Argentum Capital is a limited liability company engaged in investment banking and headquartered in Durham, North Carolina.

        The transaction is expected to close on or before March 20, 2005, but may be terminated earlier by either MainStreet or Argentum under certain circumstances, including by MainStreet if Argentum fails to raise sufficient funds by March 7, 2005.

        Consummation of the transaction is subject to a number of conditions, including the completion of the parties' due diligence and prior required regulatory approvals, if any. The parties already have done substantial due diligence and believe that no prior regulatory approvals are required.

        As part of the transaction, MainStreet will agree to acquire specified loans from Smith River Bank under certain conditions after the closing. MainStreet's obligation to purchase such loans will not exceed the principal amount of the loans at the time of purchase plus Smith River Bank's out of pocket collection expenses. The outstanding principal balance of such loans presently is $855,000.

        Also as part of the transaction, Smith River Bank will agree to outsource certain administrative and related activities to MainStreet for a period of 3 years following the closing for an annual fee of $505,000.

Item 7.01.    Regulation FD Disclosure

On January 14, 2005, MainStreet BankShares, Inc. issued a press release announcing that on January 13, 2005, MainStreet entered into an agreement for the proposed sale of Smith River Community Bank, National Association to Argentum Capital Management, LLC or its assigns. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. A copy of the Stock Purchase Agreement By and Among Argentum Capital Management, LLC, and assigns, MainStreet BankShares, Inc. and Smith River Community Bank, National Association is furnished as Exhibit 99.2 to the Current Report.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MAINSTREET BANKSHARES INC

Date: January 14, 2005.	By:	/s/ C. R. McCullar
C. R. McCullar
President and CEO

MainStreet BankShares, Inc.

Date: January 14, 2005.	By:	/s/ Brenda H. Smith
Brenda H. Smith
Executive Vice President/CFO/Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of MainStreet BankShares, Inc. Issued on January 14, 2005.
EX-99.2	Stock Purchase Agreement By and Among Argentum Capital Management, LLC and Assigns, MainStreet BankShares, Inc., and Smith River Community Bank, National Association